EXHIBIT (A)(2)

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY
                             ----------------------

     The Board of Directors of Principal Preservation Portfolios, Inc., a corporation organized and existing under the laws of the State of Maryland, by Resolution adopted on February 3, 2000 by a majority of the Directors of said corporation, has established and designated shares of its previously authorized but unissued common stock, one tenth of one cent ($.001) par value per share, as an additional class (Class C) for its existing series, and has reallocated shares of its authorized and unissued common stock among its existing series and existing classes within those series. Shares of Class C Common Stock of each series shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and other conditions of redemption as set forth in Section 7.2 of Principal Preservation Portfolios, Inc.'s Articles of Incorporation. Giving effect to this action of the Board of Directors, the presently designated series of shares of Principal Preservation Portfolios, Inc.'s common stock and the classes of shares within each such series consist of the following:

     SERIES                                           NO. OF SHARES
     ------                                           -------------

     Tax-Exempt Portfolio
         Class A Common Stock                         20 million

     Government Portfolio
         Class A Common Stock                         50 million
         Class C Common Stock                          5 million

     Dividend Achievers Portfolio
          Class A Common Stock                        25 million
          Class B Common Stock                        25 million
          Class C Common Stock                        10 million

     S&P 100 Plus Portfolio
          Class A Common Stock                        35 million
          Class B Common Stock                        35 million
          Class C Common Stock                        35 million

     Wisconsin Tax-Exempt Portfolio
         Class A Common Stock                         25 million

     Select Value Portfolio
          Class A Common Stock                        25 million
          Class B Common Stock                        25 million
          Class C Common Stock                         5 million

     Cash Reserve Portfolio
          Class B Common Stock                        50 million
          Class X Common Stock                       200 million
          Class Y Common Stock                       100 million

     PSE Tech 100 Index Portfolio
          Class A Common Stock                        50 million
          Class B Common Stock                        50 million
          Class C Common Stock                        40 million

     Managed Growth Portfolio
          Class A Common Stock                        25 million
          Class B Common Stock                        25 million
          Class C Common Stock                         5 million

      This action does not alter the number of authorized shares of Principal Preservation, which consists of one billion shares, par value $0.001 per share. The Board of Directors has taken this action pursuant to the powers conferred upon it under Section 7.1 of Principal Preservation Portfolios, Inc.'s Articles of Incorporation and Section 2.208 of the Maryland General Corporation Law.

                                    PRINCIPAL PRESERVATION PORTFOLIOS,  INC.

                                    By: /s/ Robert J. Tuszynski
                                        ------------------------------------
                                          Robert J. Tuszynski, President

                                    Attest:

                                    By: /s/ Kathleen J. Cain
                                        ------------------------------------
                                          Kathleen Cain, Secretary

STATE OF WISCONSIN            )
                              ) SS
COUNTY OF WASHINGTON          )

      On this 23d day of February, 2000, before me a Notary Public for the State and County set forth above, personally came Robert J. Tuszynski, as President of Principal Preservation Portfolios, Inc., and Kathleen Cain, as Secretary of Principal Preservation Portfolios, Inc., and in their said capacities each acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth are true in all material respects under the penalties of perjury.

      IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.

 [Notary Seal]                            /s/ Donald J. Liebetrau
                                          -------------------------------
                                          Notary Public
                                          My Commission expires: 8/26/01